Exhibit 99.1
CONTACT:
PetSmart Investor Relations
(623) 587-2025
PetSmart Reports Results for the Third Quarter of 2009
Earnings of $0.31 per Share; Comp Sales Growth of 0.3 Percent; Net Sales
Growth of 3.5 Percent; Services Sales Growth of 8.0 Percent
PHOENIX, AZ—(November 18, 2009) — PetSmart, Inc. (NASDAQ: PETM) today reported net income of $38.1 million, or $0.31 per share, for the third quarter of 2009. That compares with net income of $35.8 million, or $0.28 per share, for the third quarter of 2008.
Net sales for the third quarter of 2009 increased 3.5 percent to $1.29 billion, compared to the third quarter of 2008. Comparable store sales — or sales in stores open at least a year — grew 0.3 percent in the third quarter. Pet services sales were $136.7 million, up 8.0 percent from the third quarter of last year.
“I am pleased to report our results for the third quarter with strong EPS growth and positive comparable store sales. Our ability to deliver positive comp sales, while still battling a challenging retail environment and a difficult inflationary comparison, continues to show the strength of the PetSmart brand and the loyalty of our customers even in tough times,” said Bob Moran, Chief Executive Officer and President.
Guidance
“We expect fourth quarter earnings per share between $0.52 and $0.56 and comparable store sales of flat to low single digits,” said Chip Molloy, Senior Vice President and Chief Financial Officer. “For the year, we are expecting earnings per share between $1.50 and $1.54.”
PetSmart increased cash, cash equivalents and restricted cash to $240 million and had zero borrowings on its credit facility at the end of the quarter. During the third quarter, the company purchased $35 million of PetSmart stock and distributed $12.5 million in dividend payments.
Conference call information
PetSmart management has scheduled a teleconference for 4:30 p.m. EST today to discuss results for the third quarter 2009. This teleconference will be webcast live for all investors at www.petm.com or www.streetevents.com. The webcast will be available until the company announces results for the fourth quarter of 2009. In addition, you can listen to the call live by dialing 866-818-1395 (within the United States and Canada) or 703-639-1379 (for international callers), code 1407089. A phone replay will be available through December 18, 2009, 11:59 p.m. EDT, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1407089.
About PetSmart
PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company operates more than 1,149 pet stores in the United States and Canada, 161 in-store PetSmart PetsHotel® cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers complete pet training, pet grooming, pet boarding, Doggie Day Camp(SM) pet day care services and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization, has funded more than $87 million in grants and programs benefiting animal welfare organizations and, through its in-store pet adoption programs, has helped save the lives of more than 3.6 million pets.

Forward-looking statements
This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2009 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.
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PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	November 1, 2009	% of Sales	November 2, 2008	% of Sales	November 1, 2009	% of Sales	November 2, 2008	% of Sales
Merchandise sales	$1,157,647	89.4%	$1,124,587	89.9%	$3,496,995	89.0%	$3,310,021	89.3%
Services sales	136,703	10.6%	126,557	10.1%	433,714	11.0%	396,002	10.7%

Net sales	1,294,350	100.0%	1,251,144	100.0%	3,930,709	100.0%	3,706,023	100.0%

Cost of merchandise sales	837,875	64.7%	798,513	63.8%	2,516,378	64.0%	2,335,780	63.0%
Cost of services sales	100,299	7.7%	94,935	7.6%	311,491	7.9%	289,773	7.8%

Total cost of sales	938,174	72.5%	893,448	71.4%	2,827,869	71.9%	2,625,553	70.8%

Gross profit	356,176	27.5%	357,696	28.6%	1,102,840	28.1%	1,080,470	29.2%

Operating, general and administrative expenses	284,896	22.0%	285,571	22.8%	867,902	22.1%	852,678	23.0%

Operating income	71,280	5.5%	72,125	5.8%	234,938	6.0%	227,792	6.1%

Interest expense, net	(15,031)	-1.2%	(14,769)	-1.2%	(44,975)	-1.1%	(43,722)	-1.2%

Income before income tax expense and equity in income from investee	56,249	4.3%	57,356	4.6%	189,963	4.8%	184,070	5.0%

Income tax expense	(20,453)	-1.6%	(22,492)	-1.8%	(71,594)	-1.8%	(72,684)	-2.0%
Equity in income from investee	2,274	0.2%	959	0.1%	4,927	0.1%	2,896	0.1%

Net income	$38,070	2.9%	$35,823	2.9%	$123,296	3.1%	$114,282	3.1%

Earnings per common share:
Basic	$0.31		$0.29		$1.00		$0.92

Diluted	$0.31		$0.28		$0.98		$0.90

Weighted average shares outstanding:
Basic	121,661		124,122		123,163		124,308
Diluted	123,781		126,795		125,396		126,761

Stores open at beginning of each period	1,145		1,075		1,112		1,008
Stores opened during each period	7		32		43		104
Stores closed during each period	(3)		—		(6)		(5)
Stores open at end of each period	1,149		1,107		1,149		1,107

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except par value)
Unaudited

	November 1,	February 1,	November 2,
	2009	2009	2008
Assets
Cash and cash equivalents	$185,215	$126,314	$54,317
Restricted cash	55,250	—	—
Receivables, net	52,144	48,609	39,352
Merchandise inventories	608,274	584,011	612,246
Deferred income taxes	29,333	28,223	28,826
Prepaid expenses and other current assets	88,126	87,677	77,787

Total current assets	1,018,342	874,834	812,528

Property and equipment, net	1,225,116	1,302,245	1,328,554
Equity investment in affiliate	30,865	25,938	26,242
Deferred income taxes	83,631	93,128	129,958
Goodwill	41,882	38,645	39,057
Other noncurrent assets	24,192	22,863	24,091

Total assets	$2,424,028	$2,357,653	$2,360,430

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$179,709	$194,630	$196,903
Accrued payroll, bonus and employee benefits	103,526	88,337	93,484
Accrued occupancy expenses and deferred rents	65,495	55,642	58,718
Short-term debt	—	—	50,000
Current maturities of capital lease obligations	36,151	32,233	30,873
Other current liabilities	126,745	107,315	126,120

Total current liabilities	511,626	478,157	556,098

Capital lease obligations	545,226	553,760	558,518
Deferred rents	91,695	92,155	92,071
Other noncurrent liabilities	97,225	89,445	92,980

Total liabilities	1,245,772	1,213,517	1,299,667

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—	—
Common stock; $.0001 par value	16	16	16
Additional paid-in capital	1,137,132	1,117,557	1,108,260
Retained earnings	1,030,753	936,100	861,527
Accumulated other comprehensive income (loss)	2,053	(2,714)	(2,217)
Treasury stock	(991,698)	(906,823)	(906,823)

Total stockholders’ equity	1,178,256	1,144,136	1,060,763

Total liabilities and stockholders’ equity	$2,424,028	$2,357,653	$2,360,430